SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2011

SupportSave Solutions, Inc.
(Exact name of registrant as specified in its charter)

NV	333-143901	98-0534639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 W. Big Beaver, Suite 650 Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248-430-4300

_________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreement

On June 10, 2011, we entered into a settlement agreement (the “Settlement Agreement”) with Ms. Aina Dumlao, our former CEO. Under the terms of the Settlement Agreement, we agreed to purchase 6,835,425 shares of her common stock in our company for $500,000 and to pay her $16,808.18 for her accumulated time-off credit. Of this total amount, we agreed to pay $416,808.16 within 30 days signing the Settlement Agreement and the remaining $100,000 within 21 days of signing the Settlement Agreement.

Further under the Settlement Agreement, we agreed as follows:

▪  We agreed to guarantee her an equity position in our company of 5.8% on her remaining shares, which will not be diluted by any future issuances.

▪  We agreed to assign to Ms. Dumlao 25% of our interest in SS Media Ventures, LLC, a Florida limited liability company.

▪  We agreed that her employment with our company was mutually terminated and not for cause as we announced in a prior filing.

In exchange for the above consideration, Ms. Dumlao agreed as follows:

▪  She agreed to a complete release of any claims under her employment agreement dated November 3, 2010.

▪  She agreed to safely return all customer information, lists and other documents.

▪  She agreed to not disparage our company and to not solicit our employees or customers for a period of 12 months.

As part of the Settlement Agreement with Ms. Dumlao, Mr. Chris Johns, our CEO, has agreed to waive the anti-dilution provision in his own employment agreement.

A copy of the Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 10, 2011, Ms. Dumlao resigned as a member of our board of directors. There was no known disagreement with Ms. Dumlao on any matter relating to our operations, policies or practices.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.01 Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SupportSave Solutions, Inc.

/s/ Christopher Johns

Christopher Johns

Chief Executive Officer

Date: June 10, 2011

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